Exhibit (10)(H)




                   KEY EMPLOYEES PERFORMANCE RECOGNITION PLAN




















                                BITCO CORPORATION
                         Bituminous Casualty Corporation
                   Bituminous Fire & Marine Insurance Company



                                  January 1996







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                   KEY EMPLOYEES PERFORMANCE RECOGNITION PLAN

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                                   ARTICLE ONE

                           PURPOSE AND EFFECTIVE DATE

1.1 The purpose of this Plan is to further the long term growth in earnings of Bitco Corporation by offering long term incentives in addition to current compensation to those officers and key employees of Bituminous Casualty Corporation who have been or are expected to be largely responsible for such growth.

1.2      This Plan is effective as of January 1, 1995.


                                   ARTICLE TWO

2.1      "Plan" shall mean this Key Employees Performance Recognition Plan.

2.2      "Company" shall mean Bitco Corporation.

2.3 "Employer" shall mean the Company and each other corporation or organization which is wholly or partially owned by the Company, either directly or indirectly, and is designated by the Committee as an Employer under this Plan. As of the effective date of this Plan the Employer is Bituminous Casualty Corporation.

2.4 "Chief Executive Officer or CEO" shall mean the chief executive officer of the Company.

2.5 "CEO, ORI" shall mean the chief executive officer of Old Republic International Corporation.

2.6 "Committee" shall mean the Management Development & Compensation Committee of the Board of Directors of the Company.

2.7 "Employee" shall mean any person who is employed by the Employer on a full-time basis and who is compensated for such employment by a regular salary. "Employee" shall include officers of the Employer but shall not include directors who are not otherwise officers or employees.

2.8 "Eligible Employee" shall mean an Employee who pursuant to Section 5.1 hereof has been selected to share in the allocation of the Performance Recognition Pool for any given year.



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2.9      "Year of Service"  shall mean each year of continuous  employment  with the Employer after first being designated as an Eligible Employee pursuant to Section 5.1 hereof.

2.10     "Account" shall mean with respect to any Employee, the record of:

         (a) credits, payments or forfeitures, if any, transferred to the Plan from the Old Republic International Corporation Key Employees Performance Recognition Plan prior to
                  1/1/95.

         (b) credits in connection with the allocations, if any, credited to such account pursuant to Article Five of the Plan;

         (c) Payments to him under the Plan pursuant to Article Six of the Plan, and

         (d)      forfeitures, if any, pursuant to Article Seven of the Plan.

2.11 "Calculation Year" shall mean the Company's fiscal year immediately preceding the year for which the Performance Recognition Pool is being calculated.

         If there is an operating loss in the year prior to the Calculation Year, the "prior year" to be used in the following definitions and for
         Section 4.1 calculations is the first year prior to the Calculation Year in which there was an operating profit.

2.12 "Minimum Return on Equity" shall mean a percentage applied to the Company's average shareholders' equity (i.e., mean of beginning and ending balances, adjusted for unrealized investment gains or losses net of applicable income taxes, if any) for the calculation year. The percentage shall be that percentage, obtained from public information, equal to two times the mean of the five year average post-tax yield on 10 year and 30 year U.S. Treasury Securities. The Committee shall annually compute and announce this value as it pertains to a calculation year.

2.13 "Excess Return on Equity" shall mean the Calculation Year's consolidated net operating income in excess of the Minimum Return on Equity all calculated in accordance with generally accepted accounting principles (GAAP). Net operating income shall exclude realized gains or losses on sales of investment securities (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

2.14     "Minimum   Annual   Income"   shall  mean  112%  of  the  prior  year's
         Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during each year.

2.15 "Excess Earnings Growth" shall mean the Calculation Year's Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during such year in excess of the Minimum Annual Income.


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2.16     "Base Salary" shall mean the Employee's annualized basic monthly salary rate in effect at the end of the Calculation Year.

2.17 "Consolidated Net Operating Income" shall mean the Company's income determined in accordance with generally accepted accounting principles and adjusted for the payment of income taxes and for the income of subsidiaries and affiliates carried on an equity basis. Net operating income shall exclude realized gains or losses on sales of investment securities (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

2.18 If in any Calculation Year the Company acquires any other business accounted for as a purchase whose earnings contribute 5% or more to such Year's consolidated net operating income, the earnings of the acquired Company for the year of acquisition and the next succeeding year shall be eliminated (together with related purchase accounting adjustments) in order to calculate the performance data described in Sections 2.12 through 2.24 herein. No elimination from any year shall be made when the acquired company has been owned by the Company for two consecutive calendar years. Net operating income shall exclude realized gains or losses on sales of investment securities (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

2.19 "Earnings Per Share" shall mean earnings per share calculated in accordance with AICPA Accounting Principles Board Opinion No. 15.

2.20 "Performance Multiplier" shall mean the number of percentage points by which the Earnings Per Share for the Calculation Year exceeds 112% of the Earnings Per Share for the prior year.

2.21     "Profit Sharing Base" shall mean the sum of:

         (a)    Earnings Growth multiplied by the Earnings Per Share Multiplier;

         (b)    5% of Excess Return on Equity; and

         (c) one and one-half percent (1-1/2%) of Eligible Employees' Base Salaries.

2.22 All awards that may be granted to an eligible employee in any one calendar year pursuant to Section 5.2 (a), 5.2 (b), 5.2 (c) and 5.2 (d) herein, shall be paid in cash to the extent of 50% thereof; the remaining 50% shall be credited to his account and become vested in accordance with the vesting schedule set forth in Section 6.3 (b) herein.

2.23 "Earnings Per Share Multiplier" shall mean a percentage of the increase in the Earnings Per Share in the Calculation Year over the preceding year as set forth in the following schedule:




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               Percentage Increase                         Earnings
              In Earnings Per Share                 Per Share Multiplier
              ---------------------                 --------------------

                    0 to  6.00%                                    0%
                 6.01 to 10.00%                                   10%
                10.01 to 15.00%                                   20%
                15.01 to 20.00%                                   30%
                    Over 20.00%                                   40%

2.24 "Earnings Growth" shall mean the Calculation Year's Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during such year in excess of the prior year's Consolidated Net Operating Income.


                                  ARTICLE THREE

                                 ADMINISTRATION

3.1 The Plan shall be administered by the Committee which shall be appointed by the Board of Directors of the Company from its own members, the CEO of the Company and the CEO, ORI.

3.2 Authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make the determinations which it believes necessary or advisable for the administration of the Plan shall reside with the CEO, ORI.


                                  ARTICLE FOUR

                 CALCULATION OF THE PERFORMANCE RECOGNITION POOL

4.1 Prior to each May 31, the Company shall calculate the amount of the provisional amount of the Performance Recognition Pool for that year and submit that calculation to the CEO, ORI, for review and approval. The Performance Recognition Pool for any one year shall be equal to the lesser of:

         (a)      the Profit Sharing Base for the Calculation Year; or

         (b) a percentage of the Eligible Employees' Base Salaries, ranging from 25% to 45%, inclusive, determined on the basis of the following scale:






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        Percent by Which Current Year's
         Return on Equity Exceeds ROE
             Target for the Year                      Salary Cap Spread
        -------------------------------               -----------------
                   0-10%                              25%

                                                      25%-27.5%
                  10-20                               + 0.25 point for each 1%

                                                      27.5%-30.5%
                  20-30                               + 0.30 point for each 1%

                                                      30.5%-34%
                  30-40                               + 0.35 point for each 1%

                                                      34%-38%
                  40-50                               + 0.40 point for each 1%

                                                      38%-43%
                  50-60                               + 0.50 point for each 1%

                                                      60% and Above:  Uniform
                  60-70                               45% Cap

                  70-100

                 100-130

                 130-160

                 160-190

                Over 190%

4.2 Notwithstanding any provisions herein to the contrary, the Performance Recognition Pool shall be zero for any year if the Company incurred a net operating loss or a net loss in the Calculation Year.


                                  ARTICLE FIVE

                 ALLOCATION OF THE PERFORMANCE RECOGNITION POOL

5.1 Prior to March 31 each year the CEO of the Company shall, in consultation with the Committee, designate the Employees employed by the Employer during any part of such Year who will be eligible to share in the Performance Recognition Pool for that Year.

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5.2      Prior to June 1 each year,  the Committee  shall  recommend to the CEO,
         ORI, allocations of any pool, such recommendations to have considered the recommendations to the Committee from the CEO of the Company. In
         designating   Eligible   Employees  and  allocating   the   Performance
         Recognition Pool among the Accounts of the Eligible Employees for any Year pursuant to this Article, the Committee shall consider the positions and responsibilities of Employees, their accomplishments during the year, the value of such accomplishments to the Company, the CEO's expectations as to the future contributions of individual Employees to the continued success of the Company and such other factors as the Committee shall, in their discretion and judgment, deem appropriate.

         (a) First, amounts shall be allocated among and credited to all or such Accounts, as the Committee in their discretion and judgment deem appropriate, of those Employees who have Accounts in the Plan on the allocation date and are eligible and actively employed by the Employer during that year. The amount credited to each such Account shall equal the balance in each such Account at the beginning of the Year multiplied by the Performance Multiplier. In no event, however, shall the aggregate amount so credited exceed the lesser of 15% of the aggregate Account balances on the allocation date or 20% of the Performance Recognition Pool for that year.

         (b) Of the remaining portion, if any, of the Performance Recogni-tion Pool, the CEO, ORI, may, in its discretion, reserve up to 50% of any one year's Pool which will not be allocated currently. The CEO, ORI, may carry forward the unallocated portion of the Performance Recognition Pool and allocate all or a portion of it pursuant to this subparagraph (b) during one or more of the next succeeding three years; provided however that the total amount of any one year's carry forward must be allocated by the end of the third year. The CEO shall participate in any future allocation of such carry forwards as may be approved by the Committee.

         (c) Then, the Committee shall allocate for the account of the CEO of the Company such individual award, if any, as the CEO, ORI, shall determine.

         (d) Finally, the Committee shall submit its recommendations to the CEO, ORI, for the allocation of the available balance, if any, of the current Pool to Eligible Employees.



                                   ARTICLE SIX

                                  DISTRIBUTIONS

6.1 The entire amount of the credit in the Account of a deceased Eligible Employee or an Eligible Employee who attains age 55 or actually retires for disability prior thereto, shall be paid to the person or persons entitled thereto at the time and in the manner provided in Sections 6.4, 6.5, 6.6, and 6.8 thereof.


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6.2      An eligible  employee will  automatically  withdraw and receive in cash
         50% of any award granted to him or her in 1995 and subsequent years pursuant to Section 5.2 (a), 5.2 (b), 5.2 (c) and 5.2 (d). An Eligible Employee shall also automatically withdraw and receive in cash 50% of any Performance Multiplier granted to him or her in 1995 and subsequent years pursuant to Section 5.2(a). The remaining 50% of each such award and each such Performance Multiplier shall be credited to his or her Account as of such year and shall become vested in accordance with the vesting schedule set forth in Section 6.3(b). The amounts so withdrawn each year shall be paid to the Eligible Employees within ninety (90) days of the date the CEO, ORI, approves the recommendations of the
         Committee   to  make  such  awards  or   determine   such   Performance
         Multipliers.

6.3 A portion of the amount of the credit in the Account of an Eligible Employee as of the date he terminates his service for any reason other than his death or retirement for age or disability shall be paid to the person or persons entitled thereto at the times in the manner provided by Section 6.5 hereof. The amount to be paid shall be known as a "vested interest," and shall be equal to the following percentage of the balance of his credit in his Account:

                  Completed Years                           To Be Paid
               of Service in the Plan                   (Vested Interest)
               ----------------------                   -----------------
                    Less than One                                0%
                    One                                         10%
                    Two                                         20%
                    Three                                       30%
                    Four                                        40%
                    Five                                        50%
                    Six                                         60%
                    Seven                                       70%
                    Eight                                       80%
                    Nine                                        90%
                    Ten                                        100%

         Any amount not vested in an Employee shall be forfeited. Forfeitures created during any year shall be allocated at the end of said year to Employees actively employed by the Employer on December 31 of that year in the ratio that the Account balance of each such Employee on January 1 of that year bears to the total Account balance of all such Employees.

6.4 Amounts payable to an Eligible Employee who retires for age, after attaining 55, shall be paid to the Employee in substantially equal quarterly installments over a number of years (not to exceed 20 years) selected by the Company, in its sole discretion, beginning on the first day of the calendar quarter following the later of the Employee's attaining age 55 or his termination of employment. In determining the number of installments the Company may consult with the Eligible Employee and may also consider as a guideline that the retirement programs sponsored by the Employer hereunder should equal approximately 80% of the Eligible Employee's average compensation over his last three years of employment.

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6.5      If an Employee's employment with the Employer is terminated for reasons other than death, disability, or retirement after attaining age 55, his vested Account balance shall be paid to him in substantially equal quarterly installments over a number of years (not to exceed 20 years) selected by the Company beginning on the first day of the calendar quarter following the later of (a) his attaining age 55 or (b) the 12th month after his termination of employment.

6.6 If an employee becomes disabled while employed by the Employer but prior to receiving his Account, his Account balance shall be paid to him in 40 substantially equal quarterly installments beginning on the first day of the calendar quarter following the month during which he becomes disabled. For purposes of this Article an Employee shall be deemed to be disabled if he is totally and permanently disabled within the meaning of his Employer's group employee disability policy or eligible for disability benefits under the Social Security Act.

6.7 If an Employee is eligible for no other benefits under this Plan, his Account balance shall become nonforfeitable and be paid to him in a lump sum on the first day of the calendar quarter following the date on which occurs any of the following events:

         (a)      a dissolution or liquidation of the Company;

         (b)      the  merger  or  consolidation  of the  Company  with  another
                  corporation   in  which  the  Company  is  not  the  surviving
                  corporation; or

         (c) the change in any one year of more than 50% of the members of the Board of Directors of the Company if one or more of the new directors were not nominated by the Board of Directors of the Company.

         If there is a carry forward  balance not allocated  pursuant to Section
         5.2 (b) when an event described in (a), (b) or (c) above occurs, such carry forward balance shall be immediately allocated among the Accounts of all Employees in the ratio that each such Employee's Account balance bears to the total of all such Account balances. Said additional amounts shall be 100% vested and paid in accordance with the provisions of this Article. Any subsequent contributions allocated to an Employee's Account during the two years following the occurrence of an event described in paragraphs (b) or (c) of this Section because the Plan is continued in accordance with Section 8.2 hereof shall be non-forfeitable and shall be distributed immediately after such allocation.

6.8 An Employee may designate in writing, on forms prescribed by and filed with the Company, a beneficiary or beneficiaries to receive any payments payable after his death. If an Employee dies while employed by the Employer or after he has begun to receive his benefits under this Plan, his Account balance (or the remainder of his Account balance if his benefits had already commenced) shall be paid to the beneficiary or beneficiaries designated by the Employee (or, in the absence of such designation, to his legal representative). Such payments shall be made in one of the following forms as determined by the Company: (i)

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         substantially equal quarterly  installments over a number of years (not to exceed 10 years), (ii) a lump sum payment, or (iii) any combination of the above options.

6.9 If an Employee is adjudged incompetent or if the Company deems him unqualified to handle his own affairs, the Company may direct that any payments which would otherwise be payable to the Employee shall be paid (in the same amounts and on the same dates as such payments would have been paid to the Employee) to the guardian or conservator of such Employee or, if none has been appointed, the Company may, in its discretion, direct that such payments be made to the Employee's spouse or adult child or any other person or institution who is caring for such Employee and any payments so made shall to the extent thereof fully release and discharge the Company and the Employer from any further liability to the Employee.

6.10 Notwithstanding any other provisions of this Plan to the contrary, the Company may upon an Employee's death, disability, or termination of employment distribute his Account balance to him (or his beneficiary in the case of death, or his guardian or to the person or institution caring for him in the event that he is adjudged incompetent or considered by the Company to be unable to manage his own affairs) more quickly than that called for in Sections 6.2 through 6.9 if the Company in its sole discretion deems it is desirable to do so.

6.11 Notwithstanding any other provisions of this Plan to the contrary, the Company may deduct from any payments under the Plan any taxes required to be withheld by the Federal or any state or local government for the account of such Employee.


                                  ARTICLE SEVEN

                                   FORFEITURES

7.1 As a condition to the continued receipt of benefits hereunder each Employee:

         (a) shall be required for a period of three years after his termination of employment with the Employer hereunder to hold himself available to the Company and his Employer for reasonable consultation insofar as his health permits.

         (b) shall not for a period of three years after his termination of employment with the Employer hereunder, either as an individual on his own account, as a partner, joint venturer, employee, agent, salesman for any person; as an officer, director or stockholder (other than a beneficial holder of not more than 1% of the outstanding voting stock of a company having at least 500 holders of voting stock) of a corporation; or otherwise directly or indirectly:

                  (i) enter into or engage in any business competitive with that carried on by the Company or his Employer within any area of the United States in which his Employer or the Company is then doing business, providing Employee has

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

                          had access to any of the Company's or his Employer's trade secrets, secret underwriting or business information, programs, plans, data, processes, techniques, or customer information; or

                  (ii) solicit or attempt to solicit any of his Employer's or the Company's customers with whom Employee has had contact as an Employee in the exercise of his duties and responsibilities hereunder with the intent or purpose to perform for such customer the same or similar services or to sell to such customer the same or similar products or policies which Employee performed for or sold to such customer during the term of his employment.

         If the Committee determines that an Employee has refused to make himself available for consultation or violated his agreement, the Committee may, by written notice to such Employee, cause his benefits to be immediately suspended for the duration of such refusal or competition or if payment of benefits has not yet commenced, notify the Employee that such continued conduct will cause a forfeiture of his Account balance. If after the sending of such notice the Committee finds that the Employee has continued to refuse to consult or continued to compete with the Company or his Employer for a period of thirty (30) days following such notice, the Committee may permanently cancel the Employee's Account hereunder, and thereupon all rights of such Employee under this Plan shall terminate. The foregoing forfeiture provisions shall be inoperative if an event described in Section 6.7 (a), (b) or
         (c) occurs.

7.2 Any amounts forfeited pursuant to Section 7.1 hereof shall be allocated as a forfeiture in accordance with Section 6.3 hereof.


                                  ARTICLE EIGHT

                            AMENDMENT AND TERMINATION

8.1 The Company shall have the power at any time and from time to time to amend this Plan by resolution of its Board of Directors; provided, however, that no amendment under any circumstances may be adopted the effect of which would be to deprive any Participant of his then vested interest, if any, in this Plan.

8.2 The Company reserves the right to terminate this Plan by resolution of its Board of Directors. Upon termination of this Plan, the credits in the Accounts of Employees shall become 100% vested and nonforfeitable. Distribution of the balances in said Accounts shall be made in accordance with Section 6.4 hereof upon the Employee's subsequent retirement or termination of service. There shall be no increase in an Account balance of an Employee between the date the Plan is terminated and the date the Account balance is distributed. If an event described in Section 6.7 (b) or (c) occurs, the Plan as it then exists must be continued and contributions made for two years before it can be terminated. Any unallocated balance carried forward shall be similarly allocated prior to the expiration of this two-year

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

         period. All Accounts shall be fully vested and distribution shall be made in accordance with Section 6.4 hereof.


                                  ARTICLE NINE

                                  MISCELLANEOUS

9.1 No Employee or any other person shall have any interest in any fund or reserve account or in any specific asset or assets of the Company or any Employer by reason of any credit to his Account under this Plan, nor have the right to receive any distribution under this Plan except as and to the extent expressly provided for in the Plan.

9.2      Nothing in the Plan shall be construed to:

         (a) give any Employee any right to participate in the Plan, except in accordance with the provisions of the Plan;

         (b) limit in any way the right of the Employer to terminate an Employee's employment; or

         (c) be evidence of any agreement or understanding, express or implied, that the Employer will employ an Employee in any particular position or at any particular rate of remuneration.

9.3 No benefits under this Plan shall be pledged, assigned, transferred, sold, or in any manner whatsoever anticipated, charged, or encumbered by an Employee, former Employee, or their beneficiaries, or in any manner be liable for the debts, contracts, obligations or engagements of any person having a possible interest in the Plan, voluntary or involuntary, or for any claims, legal or equitable, against any such person, including claims for alimony or the support of any spouse.

9.4 This Plan shall be construed in accordance with the laws of the State of Illinois in every respect including without limitation, validity in interpretation and performance.

9.5 Article headings and numbers herein are included for convenience of reference only, and this Plan is to be construed without any reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

9.6 Wherever appropriate, words used in this Plan in the singular include the plural, and the masculine include the feminine.

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

IN WITNESS HEREOF, the Company has caused this Plan, effective January 1, 1995, to be signed by its duly qualified officers and caused its corporate seal to be hereunto affixed on this 30th day of April, 1996.



                             BITUMINOUS CASUALTY CORPORATION




                                  /s/ Peter Lardner
                             -------------------------------
                                 Chief Executive Officer



Attest:


        /s/ James E. Santry
-------------------------------------
              President


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